Registration No. 333-631

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                _______________


                                   AMENDMENT
                                     NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                _______________

                           BERGEN BRUNSWIG CORPORATION
             (Exact name of registrant as specified in its charter)

         New Jersey                                              22-1444512
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                             4000 Metropolitan Drive
                               Orange, California
                                   92668-3510
                                 (714) 385-4000

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 _______________
                                 MILAN A. SAWDEI
                                    Secretary
                             4000 Metropolitan Drive
                          Orange, California 92668-3510
                                 (714) 385-4255

            (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)
                                 _______________

                  Please send copies of all communications to:

                             Richard M. Sandler, Esq.
                Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C.
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 _______________

         Approximate date of commencement of proposed sale to the public:

    From time to time after the effective date of this Registration Statement, as determined in light of market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [x]


                         CALCULATION OF REGISTRATION FEE
==============================================================================================
                                                                 Proposed
                                               Proposed          maximum
Title of each class                            maximum           aggregate       Amount of
of securities to be           Amount to be     offering price    offering        registration
registered (1)                registered       per unit          price (2)       fee (2)
_____________________________________________________________________________________________
Debt Securities,
Preferred Stock,
Depositary Shares,
Class A Common
Stock (including preferred
share purchase rights),
Debt Securities Warrants,
Preferred Stock Warrants,
Depositary Shares Warrants
and Class A Common Stock
Warrants (4). . . . . . . . .     (3)               (3)          (3)$400,000,000  $137,932
____________________________________________________________________________________________



(1) Any securities registered hereunder may be issued by the Registrant pursuant to delayed delivery contracts under which the counterparty may be required to purchase Debt Securities, Preferred Stock, Depositary Shares, Class A Common Stock and/or Warrants. In addition, any securities registered hereunder may be sold separately or together as units with other securities registered hereunder. Preferred share purchase rights are currently attached to, and trade with, the Registrant's Class A Common Stock and entitle the holder thereof to purchase one-one hundredth of a share of the Registrant's Series A Junior Preferred Stock. If Class A Common Stock is issued, these rights will be issued for no additional consideration.


(2) Estimated solely for the purpose of calculating the registration fee and exclusive of accrued interest, if any. The amount of the filing fee, calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, equals one twenty-ninth of one percent of the maximum offering price of all of the securities listed above.

(3) Not applicable pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.


(4) Includes Class A Common Stock (including preferred share purchase rights), Preferred Stock and Depositary Shares which may be issued in exchange for, or upon conversion or exercise of, the Debt Securities, Preferred Stock, Depositary Shares or Warrants issued under this Registration Statement. No separate consideration will be received for any of the foregoing securities that are issued in exchange for, or upon conversion or exercise of, the Debt Securities, Preferred Stock, Depositary Shares or Warrants.

                                 _____________

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
_______________________________________________________________________________

                   SUBJECT TO COMPLETION, DATED MARCH __, 1996


PROSPECTUS
----------

                           BERGEN BRUNSWIG CORPORATION

                                    Securities


    Bergen Brunswig Corporation (the "Company") may from time to time offer in one or more series (i) its unsecured senior or subordinated debt securities (the "Debt Securities"), (ii) shares of its preferred stock, no par value (the "Preferred Stock"), (iii) Depositary Shares (as defined below), (iv) shares of its Class A Common Stock, par value $1.50 per share (including preferred share purchase rights) (the "Class A Common Stock"), (v) warrants to purchase Debt Securities (the "Debt Securities Warrants"), (vi) warrants to purchase Preferred Stock (the "Preferred Stock Warrants"), (vii) warrants to purchase Depositary Shares (the "Depositary Shares Warrants") and (viii) warrants to purchase Class A Common Stock (the "Class A Common Stock Warrants" and, together with the Debt Securities Warrants, the Preferred Stock Warrants and the Depositary Shares Warrants, the "Warrants"), with an aggregate initial public offering price of up to $400,000,000, or the equivalent thereof in one or more foreign currencies or composite currencies, on terms to be determined at the time of sale. The Debt Securities, Preferred Stock, Depository Shares, Class A Common Stock and Warrants are collectively referred to herein as the "Offered Securities". The Offered Securities may be offered, separately or as part of units consisting of one or more such securities ("Units"), in separate series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement").

    The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be described in a Prospectus Supplement. The applicable Prospectus Supplement will describe, among other things and where applicable, the following: (i) in the case of Debt Securities, the specific designation, priority, aggregate principal amount, premium, denominations, maturity, rate (which may be fixed or variable) and required time of payment of any interest, terms for redemption at the option of the Company, terms of any repayment at the option of the holder, terms for sinking fund payments, terms for conversion or exchange into other securities of the Company, provisions regarding any original issue discount and the initial public offering price;
(ii) in the case of Preferred Stock, the specific title and stated value, number of shares, any dividend, liquidation, redemption, conversion, exchange, voting and other preferences and rights, and the initial public offering price; (iii) in the case of Class A Common Stock, the number of shares, the initial public offering price and any dividend, voting and other rights; and (iv) in the case of Warrants, the duration, offering price, exercise price, exercise dates and procedures, detachability and terms of the Company's securities for which they are exercisable. In addition, the Prospectus Supplement will describe whether interests in Preferred Stock will be represented by depositary shares (the

"Depositary Shares") evidenced by depositary receipts(the "Depositary Receipts"). Units may be issued in amounts, at prices, on terms and containing such conditions, covenants and other provisions, and consisting of such Offered Securities, as will be set forth in the applicable Prospectus Supplement. Such Prospectus Supplement will also contain information, where applicable and deemed material, about certain United States federal income tax considerations relating to the Offered Securities and any listing on a securities exchange of the Offered Securities covered by such Prospectus Supplement.


    The Offered Securities may be offered directly, through agents designated from time to time by the Company, to or through underwriters or dealers, or through a combination of such methods. If any agents, underwriters or dealers are involved in the sale of any of the Offered Securities, their names, and any applicable fee, commission, purchase price or discount arrangements with them, as well as the estimated net proceeds to the Company from such sale, will be set forth, or will be calculable from the information set forth, in a Prospectus Supplement. See "Plan of Distribution" for a description of possible indemnification arrangements for any such agents, underwriters or dealers.

    This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
            SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
         COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
         UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.   ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



               The date of this Prospectus is March   , 1996.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE (IN THE CASE OF CLASS A COMMON STOCK OR OTHER OFFERED SECURITIES LISTED THEREON), IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                                 _______________

                              AVAILABLE INFORMATION


    The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3(the "Registration Statement") (of which this Prospectus is a part) under the Securities Act of 1993, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and such exhibits. For further information regarding the Company and the Offered Securities, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.


    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, the exhibits and the schedules forming a part thereof and the reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act can be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W.,Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, the Company's Class A Common Stock and certain of its debt securities are listed on the New York Stock Exchange and similar information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                                 _______________

    Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("dollars", "U.S. dollars" or "U.S. $").
                                 _______________

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference:

    (1) Annual Report on Form 10-K for the fiscal year ended September 30, 1995;


    (2) Quarterly Report on Form 10-Q for the three months ended December 31, 1995;

    (3) the description of the Company's Preferred Share Purchase Rights included in the Company's Registration Statement on Form 8-A dated February 14, 1994; and

    (4) the description of the Company's Class A Common Stock as set forth in the Company's Registration Statement on Form 8-A dated October 20, 1993.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.


    Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


    Copies of all documents which are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon request. Copies of this Prospectus, as amended or supplemented from time to time, and any other documents (or parts of documents) that constitute part of this Prospectus under Section 10(a) of the Securities Act will also be provided without charge to each such person, upon request. Requests should be directed to Bergen Brunswig Corporation, 4000 Metropolitan Drive, Orange, California 92668-3510, Attn: Milan A. Sawdei, Secretary; telephone number: (714) 385-4255.

                                  THE COMPANY

    Bergen Brunswig Corporation (the "Company"), through its subsidiaries, is a diversified drug and health care product distribution organization and, as such, is the nation's largest supplier of pharmaceuticals to hospitals and managed care facilities, one of the nation's largest suppliers of pharmaceuticals and health care products to chain and independent pharmacies, and a supplier of medical and surgical products to hospitals, clinics and alternate site health care facilities.

    The Company is incorporated in New Jersey and maintains its principal executive offices at 4000 Metropolitan Drive, Orange, California 92668-3510; telephone (714) 385-4000.

                                USE OF PROCEEDS


    Unless otherwise indicated in an accompanying Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Offered Securities for general corporate purposes, which may include, without limitation, the repayment of indebtedness of the Company or of any of its subsidiaries, acquisitions, capital expenditures and working capital needs. Pending such application, the net proceeds may be temporarily invested in short term securities.


                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the Company's consolidated ratio of earnings to fixed charges for the periods indicated. The Company has not had any shares of preferred stock outstanding during such periods. Accordingly, the Company's ratios of earnings to fixed charges and earnings to combined fixed charges and preferred dividends were identical for each of the periods presented.



                                                                Year Ended
                           Three Months Ended    ------------------------------------------
                              December 31,        September 30,            August 31,
                           ------------------    ---------------  -------------------------
                             1995     1994       1995    1994(1)    1993    1992(2)    1991
                             ----     ----       -----  --------  -------  ---------  -----
Earnings to fixed charges    3.7x     3.6x       3.8x     4.2x      2.5x     5.1x      5.5x

________

(1) On October 1, 1993, the Company changed its fiscal year-end from August 31 to September 30. For the month ended September 30, 1993, the Company's consolidated ratio of earnings to fixed charges was 2.2x.


(2) All historical financial information regarding the Company set forth in this Prospectus or incorporated herein by reference has been restated to eliminate the results of operations of Commtron Corporation ("Commtron"), formerly an 81% owned subsidiary of the Company. The Company sold its interest in Commtron to an unaffiliated third party in June 1992. The ratios set forth in the table do not give effect to any acquisitions made after December 31, 1995.



    For purposes of calculating the ratio of earnings to fixed charges, "earnings" consist of income from continuing operations before income taxes plus fixed charges. "Fixed charges" consist of interest expense, amortization of debt issuance costs and the portion of rentals for real and personal properties deemed to be representative of the interest factor.

                         DESCRIPTION OF DEBT SECURITIES


    The Debt Securities will constitute either senior securities of the Company ("Senior Debt Securities") or subordinated securities of the Company ("Subordinated Debt Securities"). The Senior Debt Securities (other than the LYONs(TM)*, as hereinafter defined) will be issued under a senior indenture, dated as of March 1, 1996 (the "Senior Indenture"), between the Company and Chemical Trust Company of California, as trustee (in such capacity, the "Senior Trustee"). The Subordinated Debt Securities (other than the LYONs) will be issued under a subordinated indenture, dated as of March 1, 1996 (the "Subordinated Indenture"), between the Company and Chemical Trust Company of California, as trustee (in such capacity, the "Subordinated Trustee"). The Company may offer Liquid Yield Option(TM)* Notes ("LYONs"), which may be either Senior Debt Securities or Subordinated Debt Securities. LYONs will not be issued under the Senior Indenture or the Subordinated Indenture, but rather will be issued under a separate indenture (the "LYONs Indenture") to be entered into when and if LYONS are issued pursuant to this Prospectus. The Senior Indenture, the Subordinated Indenture and the LYONs Indenture are collectively referred to herein as the "Indentures".

    A copy of each of the Indentures is filed as an exhibit to the Registration Statement. Certain provisions of the Indentures are referred to and summarized below. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Indenture. Section references under "Description of Debt Securities" are references to the following: the first reference is to both the Senior Indenture and the Subordinated Indenture; and, if there is a second reference, such reference is to the LYONs Indenture. Section references under "Senior Debt Securities" and "Subordinated Debt Securities" below are references to the Senior Indenture and the Subordinated Indenture, respectively. Capitalized terms used herein have the meanings ascribed to such terms in the applicable Indenture, unless otherwise defined herein.



General

    The aggregate principal amount of Debt Securities which can be issued under the Senior Indenture and the Subordinated Indenture is unlimited (Section 3.01). The Debt Securities to which this Prospectus relates will be issued from time to time in such amounts as will result in aggregate proceeds, taking into account all such issuances, of up to $400,000,000. The Debt Securities may be issued in one or more series with the same or various maturities and may be sold at par, at an original issue discount or at a premium. Debt Securities sold at an original issue discount may bear no interest or may bear interest at a rate which is below market rates. The Debt Securities will be unsecured obligations of the Company issued in fully registered form without coupons, in bearer form with coupons or in both such forms. The Senior Debt Securities will rank as to priority of payment with all other outstanding unsubordinated and unsecured indebtedness of the Company, while the indebtedness represented by the Subordinated Debt Securities will be subordinated as described under "Subordinated Debt Securities".

---------------------
[FN]
* TM - Trademark of Merrill Lynch & Co., Inc.

    Reference is made to the relevant Prospectus Supplement for the following terms to the extent that they are applicable to any particular series of Debt
Securities: (a) the designation and denomination of, and any limit upon the aggregate principal amount of, such Debt Securities; (b) whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities; (c) the percentage of their principal amount at which such Debt Securities will be issued and, in the case of Debt Securities issued with original issue discount, the principal amount thereof payable upon acceleration of the maturity thereof;
(d) the date or dates on which such Debt Securities will mature or the manner in which such dates are determined; (e) the rate or rates (which may be fixed or floating) per annum at which such Debt Securities will bear interest, if any, or the method of determining the same and the date or dates from which such interest, if any, will accrue; (f) the dates on which such interest, if any, will be payable, the dates on which payment of such interest, if any, will commence and the record dates for any such interest payment dates; (g) whether any additional amounts will be payable to holders of such Debt Securities; (h) the terms of any redemption provisions at the option of the Company or any repayment provisions at the option of the holder or upon the occurrence of a specified event; (i) any sinking fund or analogous provisions; (j) whether such Debt Securities will be convertible into or exchangeable for other securities of the Company and, if so, the terms of any such conversion or exchange and the terms of such other securities; (k) whether such Debt Securities are to be registered securities, bearer securities or both, are to be issuable with or without coupons, the terms upon which bearer securities may be exchanged for registered securities and, in the case of bearer securities, the date as of which such bearer securities shall be dated (if not the date of original issuance of the first security of like tenor and term); (l) whether such Debt Securities are to be offered in the form of a global security and, if so, the identity of the depositary and global exchange agent, whether such global form is temporary or permanent, the circumstances under which any temporary global Debt Security will be exchanged for definitive global Debt Securities and any applicable exchange date; (m) material federal income tax consequences; (n) the currency or currencies and currency unit or units of denomination; (o) the currency or currencies and currency unit or units of payment of principal of (and premium, if any, on), and interest, if any, on, such Debt Securities if other than dollars and the time and manner of determining any exchange rate between the currency or currencies of denomination and that or those in which payment is to be made; (p) any index, currency exchange rate, commodity or derivative instrument price, or other publicly available data used to determine the amount of payments of principal of (and premium, if any, on), and interest, if any, on, such Debt Securities; (q) the person to whom any interest on any such registered Debt Security shall be payable, if other than the person in whose name such registered security (or one or more predecessor securities) is registered at the close of business on a regular record date, and the manner in which, or person to whom, any interest on any bearer security will be payable, if other than upon presentation and surrender of the coupons appertaining thereto as they mature; (r) any deletions from, modifications of or additions to, the Events of Default (in each case as compared with the relevant Indenture as originally executed and delivered) with respect to such Debt Securities; (s) the material covenants of the Company, if any; (t) the applicability of the defeasance provisions of the Indentures; (u) the place or places where the principal of, and any premium and interest on, such Debt Securities are payable;
(v) the identity of the Security Registrar and Paying Agent for such Debt Securities; and (w) any other terms of such Debt Securities. Additional provisions of an Indenture, such as reset and extension provisions, may be made applicable to the Offered Securities, as described in the applicable Prospectus Supplement. For purposes of this Prospectus, any reference to the payment of principal of (or premium, if any, on), or interest, if any, on, any Debt Securities will be deemed to include mention of the payment of any additional amounts required by the terms of such Debt Securities.

    The Debt Securities are obligations exclusively of the Company, which is a holding company. Its principal assets are its direct or indirect ownership of the capital stock of its subsidiaries, including Bergen Brunswig Drug Company, cash, marketable securities and real estate. Because the operations of the Company are currently conducted through subsidiaries, the cash flow and the consequent ability to service debt of the Company, including the Debt Securities, are substantially dependent upon the earnings of its subsidiaries and the distribution of those earnings to the Company or upon loans or other payments of funds by those subsidiaries to the Company. The subsidiaries are separate and distinct legal entities and, except to the extent, if any, described in a Prospectus Supplement pertaining to particular Offered Securities, will have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Debt Securities or to make any funds available therefor, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to the Company by its subsidiaries may be subject to statutory or contractual restrictions, may be contingent upon the earnings of those subsidiaries and are subject to various business considerations.


    The Debt Securities will be effectively subordinated to all indebtedness and other liabilities, including trade payables, of the Company's subsidiaries. Any right of the Company to receive assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the Debt Securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that the Company is itself recognized as a nonsubordinated creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.


    The Indentures do not contain any covenants or other provisions designed to afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company or any of its subsidiaries. Reference is made to the Prospectus Supplement relating to the Debt Securities offered thereby for information with respect to any deletions from, modifications of, or additions to, the Events of Default or covenants that may be included in the terms of such series of Debt Securities, including any addition of a covenant or other provision providing such protection.


Conversion Rights


    Certain Debt Securities may be convertible into other securities of the Company (the "Convertible Debt Securities"). The holders of such Convertible Debt Securities of a specified series may be entitled (subject to prior redemption, repayment or repurchase, if applicable), if so provided in the instruments creating or evidencing such Debt Securities and described in the applicable Prospectus Supplement, to convert any Convertible Debt Securities of such series (in denominations set forth in the instruments creating or evidencing such Debt Securities and described in the applicable Prospectus

Supplement) into another series of Debt Securities, Debt Securities Warrants, Preferred Stock, Preferred Stock Warrants, Depositary Shares, Depositary Shares Warrants, Class A Common Stock or Class A Common Stock Warrants, as the case may be (the foregoing securities into which the Convertible Debt Securities may be converted are collectively referred to herein as "Conversion Securities"), at the conversion price set forth in the instruments creating or evidencing such Debt Securities and described in the applicable Prospectus Supplement, subject to adjustment as described therein. The relevant conversion provisions for each series of Convertible Debt Securities will be described in the applicable Prospectus Supplement.

    The Company is not required to issue fractional shares of Preferred Stock, Depositary Shares or Class A Common Stock upon conversion of Convertible Debt Securities that are convertible into Preferred Stock, Depositary Shares or Class A Common Stock, respectively, and, unless otherwise specified in the Prospectus Supplement, in lieu thereof, will pay a cash adjustment, in the case of Convertible Debt Securities convertible into: (i) Preferred Stock, based upon the liquidation preference of such series of Preferred Stock, (ii) Depositary Shares, based upon the liquidation preference of the series of Preferred Stock represented by such Depositary Shares and (iii) Class A Common Stock, based upon the market value of the Class A Common Stock. In the case of Convertible Debt Securities convertible into securities other than Preferred Stock or Class A Common Stock, such adjustment will be based on such method as is described in the applicable Prospectus Supplement.

    Except as described below or in the applicable Prospectus Supplement, no adjustment will be made upon conversion of any Convertible Debt Securities for interest accrued thereon or for dividends on any Conversion Securities issued. Convertible Debt Securities surrendered for conversion during the period from the close of business on any regular record date next preceding any interest payment date to the opening of business on such interest payment date (except Convertible Debt Securities called for redemption) must be accompanied by payment of an amount equal to the interest thereon payable on such interest payment date. In the case of any Convertible Debt Security which has been converted after any regular record date but on or before the next interest payment date (except Convertible Debt Securities called for redemption within such period), the interest payable on such interest payment date shall be paid, notwithstanding such conversion, to the holder of such Convertible Debt Security on such regular record date. Except as described above, no interest on converted Debt Securities will be payable by the Company on any interest payment date subsequent to the date of conversion. No other payment or adjustment for interest or dividends is to be made upon conversion.


    If the conversion price for a series of Convertible Debt Securities that are convertible into Class A Common Stock, Preferred Stock or another security is subject to adjustment upon the occurrence of certain events, the formulas for such adjustment will be described in the applicable Prospectus Supplement. Conversion price adjustments or omissions in making such adjustments may, under certain circumstances, be deemed to be distributions that could be taxable as dividends under the Internal Revenue Code.

Mergers and Sales of Assets by the Company


    The Company may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its assets to any other person, unless, among other things, (i) the resulting, surviving or transferee person (if other than the Company) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes all obligations of the Company under the Debt Securities and the applicable Indentures, and (ii) the Company or such successor person shall not immediately thereafter be in default under the Indentures (Section 8.01)(Section 5.01). Upon the assumption of the Company's obligations by such a person in such circumstances, subject to certain exceptions, the Company will be discharged from all of its obligations under the Debt Securities and the

Indentures (Section 8.02) (Section 5.01).


Amendment and Waiver


    Other than amendments not adverse to holders of the Debt Securities, amendments of the Indentures or the Debt Securities may be made only with the consent of the holders of a majority in aggregate principal amount of the Debt Securities of each series affected. Waivers of compliance with any provision of the Debt Securities or the Indentures with respect to any series of Debt Securities may be made only with the consent of the holders of a majority in aggregate principal amount of the Debt Securities of that series. The consent of all holders of affected Debt Securities will be required to (a) change or, in the case of the LYONs, extend, the maturity thereof, (b) reduce the principal amount thereof, (c) reduce the rate of interest thereon or (d) impair the right to institute suit for the payment of principal thereof or interest thereon (Section 9.02)(Section 9.02). The holders of a majority in aggregate principal amount of Debt Securities affected may waive any past default under the applicable Indenture and its consequences, except a default (1) in the payment of the principal of, or interest or premium, if any, on, such Debt Securities,
(2) in the case of the Senior Debt Securities and Subordinated Debt Securities, in the payment of any sinking or purchase fund or analogous obligation on such Debt Securities or (3) in respect of a provision which cannot be waived or amended without the consent of all holders of Debt Securities affected thereby and, additionally with respect to the LYONs, a default under the conversion provisions of the LYONs Indenture or in the payment of Original Issue Discount, the Redemption Price or, under certain circumtances, the Purchase Price (Sections 5.13 and 9.02)(Sections 6.04 and 9.02).



Denominations, Form, Exchange, Registration and Transfer

    Debt Securities of a series may be issuable solely as registered securities, solely as bearer securities or both as registered securities and as bearer securities. Debt Securities of a series may be issuable in global form. See "Description of Debt Securities -- Global Securities" below. Unless otherwise indicated in the applicable Prospectus Supplement, if bearer securities are offered, such securities (except those in temporary or permanent global form) will have interest coupons attached.

    Registered securities of any series will be exchangeable for other registered securities of the same series of authorized denominations and of a like aggregate principal amount, tenor and terms. In addition, if Debt Securities of any series are issuable as both registered securities and bearer securities, at the option of the holder upon request confirmed in writing, subject to applicable laws and the terms of the applicable Indenture, bearer securities (with all unmatured coupons, except as provided below, and any matured coupons in default) of such series will be exchangeable into registered securities of the same series of any authorized denominations and of like aggregate principal amount, tenor and terms. Unless otherwise specified in the applicable Prospectus Supplement, bearer securities surrendered in exchange for registered securities of the same series between the close of business on a regular record date or a special record date and the relevant date for a payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and such interest will not be payable in respect of the registered security issued in exchange for such bearer securities, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable Indenture. Unless otherwise specified in the applicable Prospectus Supplement, bearer securities will not be issued in exchange for registered securities. In connection with its original issuance, no bearer security shall be mailed or otherwise delivered to any location in the United States and, unless otherwise specified in the applicable Prospectus Supplement, a bearer security may be delivered in connection with its original issuance only if the person entitled to receive such bearer security furnishes written certification in the form required by the applicable Indenture.


    Federal tax laws and regulations contain substantial restrictions regarding the offer, sale, resale and delivery of bearer securities. In the event that the Company should offer bearer securities pursuant to this Prospectus, such restrictions will be described in the applicable Prospectus Supplement.

    Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities may be presented for exchange as provided above, and registered securities may be presented for registration of transfer (duly endorsed or accompanied by a satisfactory written instrument of transfer), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to such series of Debt Securities, without service charge and upon payment of any taxes and other governmental charges (Section 3.05)(Section 2.06). Unless otherwise indicated in the applicable Prospectus Supplement, the Company will not be required (i) to issue, register the transfer of or exchange Debt Securities of any particular series to be redeemed or exchanged for a period of 15 days preceding the first publication of the relevant notice of redemption or, if registered securities are outstanding and there is no publication, the mailing of the relevant notice of redemption or exchange, (ii) to register the transfer of or exchange any registered security so selected for redemption in whole or in part, except the unredeemed portion of any registered security being redeemed or exchanged in part, or (iii) to exchange any bearer security so selected for redemption except that such a bearer security may be exchanged for a registered security of that series of like tenor and terms, provided that such registered security shall be simultaneously surrendered for redemption. (Section 3.05)(Section 2.06).

Global Securities

    The Debt Securities may be issued in whole or in part in the form of one or more global securities (each, a "Global Security") and deposited with a depositary (the "Depositary"), or a nominee thereof, identified in the applicable Prospectus Supplement. The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Company currently expects that the following provisions will apply to depositary arrangements.


    Debt Securities issued as Global Securities may be issued in whole or in part in the form of one or more registered Global Securities registered in the name of the Depositary or a nominee thereof (each, a "Registered Global Security"). So long as the Depositary, or its nominee, is the registered owner of a Registered Global Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Unless otherwise specified in the applicable Prospectus Supplement and except as otherwise provided in the applicable Indenture, owners of beneficial interests in the Debt Securities represented by such Registered Global Security will not (a) be entitled to have such Debt Securities registered in their names, (b) receive or be entitled to receive physical delivery of certificates representing such Debt Securities in definitive form, (c) be considered to be the owners or holders thereof under such Indenture or (d) have any rights under such Indenture with respect to such Registered Global Security. Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depositary and, if such person is not a participant (as defined below) in such Depositary, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under such Indenture. The Depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under an Indenture. Under existing industry practices, if the Company requests any action of holders or any owner of a beneficial interest in such Registered Global Security desires to give any notice or take any action a holder is entitled to give or take under an Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give such notice or take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depositary for such Registered Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("participants") that have accounts with the Depositary or its nominee and who hold interests in such Debt Securities. The accounts to be credited will be designated by the underwriters, dealers or agents engaging in the distribution of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Registered Global Security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depositary for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold through participants will be shown on, and the transfer of such beneficial interests within such participants will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability of such purchasers to own, transfer or pledge beneficial interests in such Registered Global Securities.


    Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal of (premium, if any, on), and interest, if any, on, Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal of (premium, if any, on), or interest on, such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, and will be the responsibility of such participants. None of the Company, any Trustee or any agent of the Company or such Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Unless otherwise specified in the applicable Prospectus Supplement, if the Depositary for any series of Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security.

    The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer Global Securities (a "Bearer Global Security") that will be deposited with a Depositary, or a nominee thereof, identified in the applicable Prospectus Supplement. Any such Bearer Global Securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.


    Unless and until it is exchanged in whole or in part for individual certificates evidencing the Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such

Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor depositary or any nominee of such successor. The Company, in its sole discretion, may at any time determine that Debt Securities shall no longer be represented by such Global Security and such Global Security shall thereupon be exchanged for securities in definitive certificated form pursuant to the applicable Indenture.



Defeasance


    The Senior Indenture and the Subordinated Indenture provide that the Company, at its option, (a) will be discharged from all obligations in respect of the Debt Securities of a series (except for certain obligations to register the transfer or exchange of such Debt Securities, replace stolen, lost or destroyed Debt Securities, maintain paying agencies and hold moneys for payment in trust), or (b) need not comply with certain covenants of the Senior and the Subordinated Indenture, in each case if the Company irrevocably deposits in trust with the Trustee money or obligations of or guaranteed by the United States of America which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all of the principal of (including any mandatory redemption payments), any premium and interest on, and repurchase obligations, if any, with respect to, the Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities. To exercise either such option, the Company is required to deliver to the Trustee an opinion of independent tax counsel (which may be counsel to the Company) to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities of such series to recognize income, gain or loss for Federal income tax purposes. To exercise the option described in clause (a) above, such opinion must be based either on a ruling of the Internal Revenue Service or a change in the applicable Federal income tax law(Article Fifteen).



Information Concerning the Trustee


    Chemical Trust Company of California, the Trustee under each of the Indentures, is also the trustee with respect to $150 million in aggregate principal amount of the Company's 7 3/8% senior notes due 2003 (the "7 3/8% Notes"), $100 in aggregate principal amount of the Company's 7 1/4% senior notes due 2005 (the 7 1/4% Notes" and, collectively with the 7 3/8% Notes, the "Senior Notes"), and $10.6 million in aggregate principal amount of the Company's 6 7/8% Exchangeable Subordinated Debentures due 2011 (the "6 7/8% Debentures"), and is the rights agent under the Company's Shareowner Rights Plan. An affiliate of the Trustee is the transfer agent, registrar and dividend disbursing agent for the Company's Class A Common Stock. The Company also maintains banking relationships in the ordinary course of business with an affiliate of the Trustee.

    The occurrence of a default under either the Indentures or under the indentures governing the Senior Notes or the 6 7/8% Debentures could create a conflicting interest for the Trustee under the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (the "Trust Indenture Act"). If the default has not been cured or waived within 90 days after the Trustee acquires a conflicting interest, the Trustee generally will be required by the Trust Indenture Act to eliminate such conflicting interest or resign as Trustee with respect to the affected Debt Securities, the Senior Notes and/or the 6 7/8% Debentures, as the case may be. In the event of the Trustee's resignation, the Company will promptly appoint a successor trustee with respect to any affected Debt Securities.


    Should the Company determine to appoint a successor trustee for any reason prior to the issuance of a particular series of Debt Securities, information regarding such successor trustee will be set forth in the applicable Prospectus Supplement.


                             SENIOR DEBT SECURITIES


     The Senior Debt Securities will be direct, unsecured obligations of the Company and will rank as to priority of payment with all outstanding unsubordinated and unsecured indebtedness of the Company. Following is a description of certain terms of Senior Debt Securities other than LYONs. If LYONs are offered by the Company, a description of such LYONs will be set forth in the applicable Prospectus Supplement.



Certain Covenants


    If material covenants are undertaken by the Company with respect to a particular series of Senior Debt Securities, including LYONs offered as Senior Debt Securities, such covenants will be described in the applicable Prospectus Supplement and will be added to the Senior Indenture or LYONs Indenture by means of an indenture supplement.



Events of Default


    Unless otherwise specified in an applicable Prospectus Supplement, Events of Default with respect to any series of Senior Debt Securities under the Senior Indenture will include: (a) default in the payment of any principal of, or any premium on, such series; (b) default in the payment of any installment of interest on such series and continuance of such default for a period of 30 days;
(c) default with respect to any obligation to make payments to a sinking fund or analogous obligation when the same becomes due by the terms of such series; (d) default in the performance of any other covenant in the Senior Indenture with respect to such series and continuance of such default for a period of 90 days after receipt by the Company of notice of such default from the Senior Trustee or receipt by the Company and the Senior Trustee of notice of such default from the holders of at least 25% in aggregate principal amount of Senior Debt Securities of such series then outstanding; (e) acceleration or non-payment at maturity of (i) indebtedness for borrowed money of the Company or any subsidiary or (ii) any guarantee of payment by the Company or any subsidiary of any obligation of any Person, in either case in excess of $15,000,000, which acceleration or non-payment is not cured, waived, rescinded or annulled, or such indebtedness or guarantee is not discharged, within 15 days after receipt of comparable written notice; or (f) certain events of bankruptcy, insolvency or reorganization in respect of the Company (Section 5.01). The Senior Trustee may withhold notice to the holders of a series of Senior Debt Securities of any default (except in the payment of principal of, premium, if any, on, or interest, if any, on, such series of Senior Debt Securities) if it considers such withholding to be in the interests of holders of the Senior Debt Securities
(Section 6.02).   Events of Default with respect to a particular series of
Senior Debt Securities issued under the Senior Indenture will not necessarily constitute Events of Default with respect to any other series of Senior Debt Securities.


    On the occurrence of an Event of Default with respect to a series of Senior Debt Securities, the Senior Trustee or the holders of at least 25% in aggregate principal amount of the Senior Debt Securities of such series then outstanding may declare the principal (or in the case of Senior Debt Securities sold at an original issue discount, the amount specified in the terms thereof) and accrued interest thereon to be due and payable immediately (Section 5.02).

    Within 120 days after the end of each fiscal year, an officer of the Company must inform the Senior Trustee whether such officer knows of any default and must describe any such default and the status thereof (Section 10.06). Subject to provisions relating to its duties in case of default, the Senior Trustee is under no obligation to exercise any of its rights or powers under the Senior Indenture at the direction of any holders of Senior Debt Securities unless the Senior Trustee shall have received a satisfactory indemnity (Section 6.03).


                          SUBORDINATED DEBT SECURITIES


    The Subordinated Debt Securities will be direct, unsecured obligations of the Company and will be subordinated in right of payment, as set forth in the Subordinated Indenture, to the prior payment in full of all existing and future Senior Indebtedness (Section 16.01) or of such Senior Indebtedness as may be specified in an indenture supplement relating to a particular series of Subordinated Debt Securities. Following is a description of certain terms of Subordinated Debt Securities other than LYONs. If LYONs are offered by the Company, a description of such LYONs will be set forth in the applicable Prospectus Supplement.


    "Senior Indebtedness" means the principal of and any premium and interest on
(a) all indebtedness of, or guaranteed by, the Company (other than (i) the Subordinated Debt Securities, (ii) securities issued pursuant to the Company's Subordinated Indenture dated as of December 1, 1992 and (iii) the 6 7/8% Debentures (collectively, the "Pari Passu Debt")), whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred or assumed, that is (A) for money borrowed or (B) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind, except in the ordinary course of business, (b) all obligations of the Company as lessee under capitalized leases or leases of property made as part of any sale and leaseback transaction, and (c) all amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations, unless in any of the foregoing cases in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the Subordinated Debt Securities or to any Pari Passu Debt (Section 1.01).

    By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets, (i) the holders of all Senior Indebtedness shall first be entitled to receive payment in full of all amounts due or to become due thereon, or to require that payment of all such amounts shall have been provided for, before the holders of Subordinated Debt Securities shall be entitled to receive any payment or distribution with respect to such Subordinated Debt Securities, (ii) the holders of Subordinated Debt Securities will be required to pay over their share of such distribution in respect of the Subordinated Debt Securities to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full and (iii) creditors of the Company who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of Subordinated Debt Securities (Section 16.02).


    As of December 31, 1995, outstanding Senior Indebtedness amounted to approximately $467.4 million, consisting of (i) $357.1 million aggregate indebtedness attributable to the Senior Notes and a series of senior notes in the aggregate principal amount of $100,000,000 which matured on January 15, 1996 and (ii) $110.3 million of indebtedness of a subsidiary guaranteed by the Company. At that date, the Company had available to it an additional $239.7 million which could be borrowed by such subsidiary under an existing revolving line of credit and which, once borrowed, would be supported by the Company's guarantee. The Company's subsidiaries have sold receivables, with recourse, to financial institutions. The Company is contingently liable as guarantor with respect to such receivables. In the event that such receivables financing arrangements are deemed to constitute lending arrangements, the Company's contingent obligations with respect to such receivables would constitute Senior Indebtedness. As of December 31, 1995, approximately $21.3 million of receivables were subject to such financing. The Subordinated Debt Securities will rank pari passu with outstanding subordinated debt of the Company, which, at December 31, 1995, aggregated approximately $10.9 million. The Subordinated Debt Securities, as well as the Senior Debt Securities, will be effectively subordinated to all liabilities, including trade payables, of the Company's subsidiaries. See "Description of Debt Securities - General". There are no restrictions in the Subordinated Indenture on the creation of additional indebtedness, including Senior Indebtedness.


Certain Covenants

    If material covenants are undertaken by the Company with respect to a particular series of Subordinated Debt Securities, including LYONs offered as Subordinated Debt Securities, such covenants will be described in the applicable Prospectus Supplement and will be added to the Subordinated Indenture or LYONs Identure by means of an indenture supplement.



Events of Default


    Unless otherwise specified in an applicable Prospectus Supplement, Events of Default with respect to any series of Subordinated Debt Securities under the Subordinated Indenture will include: (a) default in the payment of any principal of, or any premium on, such series; (b) default in the payment of any installment of interest on such series and continuance of such default for a period of 30 days; (c) default with respect to any obligation to make payments to a sinking fund or analogous obligation when the same becomes due by the terms of such series; (d) default in the performance of any other covenant in the

Subordinated Indenture with respect to such series and continuance of such default for a period of 90 days after receipt by the Company of notice of such default from the Subordinated Trustee or receipt by the Company and the Subordinated Trustee of notice of such default from the holders of at least 25% in aggregate principal amount of Subordinated Debt Securities of such series then outstanding; (e) an Event of Default with respect to an outstanding series of Senior Debt Securities resulting from (i) default in the performance of certain covenants in the Senior Indenture or (ii) acceleration or non-payment at maturity of certain indebtedness of the Company or its subsidiaries or of certain guarantees of payment by the Company or its subsidiaries, as described herein under "Senior Debt Securities -- Events of Default"; or (f) certain events of bankruptcy, insolvency or reorganization in respect of the Company (Section 5.01). The Subordinated Trustee may withhold notice to the holders of a series of Subordinated Debt Securities of any default (except in the payment of principal of, premium, if any, on, or interest, if any, on, such series of Subordinated Debt Securities) if it considers such withholding to be in the interest of holders of the Subordinated Debt Securities (Section 6.02). Events of Default with respect to a particular series of Subordinated Debt Securities issued under the Subordinated Indenture will not necessarily constitute Events of Default with respect to any other series of Subordinated Debt Securities.


    On the occurrence of an Event of Default with respect to a series of Subordinated Debt Securities, the Subordinated Trustee or the holders of at least 25% in aggregate principal amount of Subordinated Debt Securities of such series then outstanding may declare the principal (or in the case of Subordinated Debt Securities sold at an original issue discount, the amount specified in the terms thereof) and accrued interest thereon to be due and payable immediately (Section 5.02).

    Within 120 days after the end of each fiscal year, an officer of the Company must inform the Subordinated Trustee whether such officer knows of any default, describing any such default and the status thereof (Section 10.06). Subject to provisions relating to its duties in case of default, the Subordinated Trustee is under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the direction of any holders of Subordinated Debt Securities unless the Subordinated Trustee shall have received a satisfactory indemnity (Section 6.03).


                        DESCRIPTION OF CLASS A COMMON STOCK

    The following description of the Class A Common Stock sets forth certain general terms and provisions of the Class A Common Stock to which any Prospectus Supplement may relate, including a Prospectus Supplement providing that Class A Common Stock will be issuable by the Company upon conversion of Debt Securities or Preferred Stock. The statements below describing the Class A Common Stock are in general terms and are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company's Certificate of Incorporation and By-Laws.


    The Company has the authority to issue 103,000,000 shares of capital stock, of which 100,000,000 are Class A Common Stock, par value $1.50 per share, and

3,000,000 are Preferred Stock, no par value. At December 31, 1995, the Company had outstanding 39,866,582 shares of Class A Common Stock and had no outstanding shares of Preferred Stock.


    Holders of Class A Common Stock are entitled to receive, equally and ratably, such dividends as are declared by the Board of Directors, subject to the preference of any outstanding Preferred Stock, and are entitled to cast one vote per share on all matters voted upon by stockholders. There is no cumulative voting for the election of directors and the Class A Common Stock does not have any pre-emptive rights. Upon liquidation of the Company, holders of Class A Common Stock are entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for liabilities and amounts owing with respect to any outstanding Preferred Stock. Payment and declaration of dividends on the Class A Common Stock will be subject to restrictions if the Company fails to pay dividends on any series of Preferred Stock ranking prior to the Class A Common Stock as to the payment of dividends. See "Description of Preferred Stock."

    The registrar, transfer agent and dividend disbursing agent for the Class A Common Stock is Chemical Mellon Shareholder Services LLC.


                             DESCRIPTION OF WARRANTS


    The Company may issue Warrants for the purchase of Debt Securities, Preferred Stock, Depositary Shares or Class A Common Stock. Warrants may be issued independently or together with any securities offered by any Prospectus Supplement and may be attached to or separate from such securities. Each series of Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Warrants. The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants.


    The following summaries of certain provisions of the forms of Warrant Agreements and Warrant certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreements and the Warrant certificates, as well as by reference to any applicable Prospectus Supplement.


General


    If Debt Securities Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Warrants, the Warrant Agreement relating to such Warrants and the certificates representing such Warrants, including, where applicable, the following: (i) the title, offering price and aggregate number of such Debt Securities Warrants; (ii) the title, rank, aggregate principal amount, denominations and terms of the Debt Securities purchasable upon exercise of such Debt Securities Warrants and the procedures and conditions relating to the exercise of such Debt Securities Warrants; (iii) the designation and terms of any related series of securities with which such Debt Securities Warrants are being offered and the number of such Debt Securities Warrants being offered with each such security; (iv) the date, if any, on and after which such Debt Securities Warrants and the related series of securities will be transferable separately; (v) the principal amount of the series of Debt Securities purchasable upon exercise of each such Debt Securities Warrant, the price, or the manner of determining the price, at which such principal amount of Debt Securities of such series may be purchased upon such exercise and whether such Debt Securities may be purchased for consideration other than cash; (vi) the time or times, or period or periods, in which such Debt Securities Warrants may be exercised and the date (the "Expiration Date") on which such exercise right shall expire; (vii) whether the Warrant certificates will be issued in registered or bearer form and information regarding any transfer, registration and book-entry procedures; (viii) any anti-dilution provisions applicable to such Debt Securities Warrants; (ix) material United States federal income tax consequences; (x) the terms of any right of the Company to redeem or accelerate the exercisability of such Debt Securities Warrants; and (xi) any other terms of such Debt Securities Warrants.

    In the case of Warrants for the purchase of Preferred Stock, Depositary Shares or Class A Common Stock, the applicable Prospectus Supplement will describe the terms of such Warrants, the Warrant Agreement relating to such Warrants and the certificates representing such Warrants, including, where applicable, the following: (i) the title, offering price and aggregate number of such Warrants; (ii) in the case of Preferred Stock Warrants, the designation and terms of the series of Preferred Stock purchasable upon exercise of such Preferred Stock Warrants and whether such series of Preferred Stock is convertible or exchangeable into or for other securities of the Company; (iii) in the case of Depositary Shares Warrants, the fraction of a share of Preferred Stock represented by each Depositary Share purchasable upon exercise of such Depositary Shares Warrants, the designation and terms of the series of Preferred Stock represented by such Depositary Shares and whether such Depositary Shares are convertible or exchangeable into or for other securities of the Company;
(iv) the aggregate number of shares of such series of Preferred Stock, Depositary Shares or Class A Common Stock purchasable on exercise of each such Warrant and the price, or manner of determining the price, at which such number of shares may be purchased; (v) the designation and terms of any related series of securities with which such Warrants are being offered and the number of such Warrants being offered with each such security; (vi) the date, if any, on and after which such Warrants and the related series of securities will be transferable separately; (vii) any minimum number of Warrants exercisable at one time; (viii) the time or times, or period or periods, in which such Warrants shall be exercisable and the Expiration Date; (ix) the terms of any right of the Company to redeem or accelerate the exercisability of such Warrants; (x) whether the Warrant certificates will be issued in registered or bearer form and information regarding any transfer, registration and book-entry procedures; (xi) any anti-dilution provisions applicable to such Warrants; (xii) material United States federal income tax consequences; and (xiii) any other terms of such Warrants.

    Warrants may be exchanged for new Warrants of different denominations, may (if in registered form) be presented for registration of transfer and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. No service charge will be made for any permitted transfer or exchange of Warrant certificates, but the Company may require payment of any tax or other governmental charge payable in connection therewith. Prior to the exercise of any Warrant to purchase Debt Securities, holders of such Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal of (or premium, if any, on) or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce any covenants in the applicable Indenture. Prior to the exercise of any Warrants to purchase Preferred Stock, Depositary Shares or Class A Common Stock, holders of such Warrants will not have any rights of holders of the Preferred Stock, Depositary Shares or Class A Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Preferred Stock, Depositary Shares or Class A Common Stock purchasable upon such exercise or to exercise any applicable right to vote.



Exercise of Warrants


    Each Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or number of shares of Preferred Stock, Depositary Shares or Class A Common Stock, as the case may be, at such exercise price as shall in each case be set forth, or calculable in the manner provided, in the offered Warrants and described in the Prospectus Supplement relating thereto. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Warrants will become void.

    Warrants may be exercised by delivering payment to the Warrant Agent as provided in the applicable Prospectus Supplement of the amount required to purchase the underlying Debt Securities, Preferred Stock, Depositary Shares or Class A Common Stock, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the Warrant. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the Warrant certificate evidencing such Warrants. Upon receipt of such payment and such Warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Debt Securities, Preferred Stock, Depositary Shares or Class A Common Stock, as the case may be, purchasable upon such exercise. If fewer than all of the Warrants represented by such Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining amount of Warrants. The holder of a Warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying Debt Securities, Preferred Stock, Depositary Shares or Class A Common Stock purchased upon such exercise.



Modifications

    The Warrant Agreements and the terms of the Warrants may be modified or amended by the Company and the Warrant Agent, without the consent of any holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that the Company deems necessary or desirable and that will not materially adversely affect the interests of the holders of the Warrants.

    The Company and the Warrant Agent may also modify or amend the Warrant Agreement and the terms of the Warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised Warrants affected thereby; provided that no such modification or amendment that accelerates the Expiration Date, increases the exercise price, reduces the number of outstanding Warrants the consent of the holders of which is required for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the Warrants, may be made without the consent of each holder affected thereby.

Warrant Adjustments


    The terms and conditions on which the exercise price of and/or the number of shares of Preferred Stock, Depositary Shares or Class A Common Stock covered by a Warrant are subject to adjustment will be set forth in the Warrant certificate and the applicable Prospectus Supplement. Such terms will include provisions for adjusting the exercise price and/or the number of shares of Preferred Stock, Depositary Shares or Class A Common Stock covered by such Warrant; the events requiring such adjustment; the events upon which the Company may, in lieu of making such adjustment, make proper provisions so that the holder of such Warrant, upon exercise thereof, would be treated as if such holder had exercised such Warrant prior to the occurrence of such events; and provisions affecting exercise in the event of certain events affecting the Preferred Stock, Depositary Shares or Class A Common Stock.



                          DESCRIPTION OF PREFERRED STOCK


    The Company is authorized to issue 3,000,000 shares of Preferred Stock, no par value, none of which were outstanding at December 31, 1995. Under the Company's Certificate of Incorporation, the Board of Directors may from time to time establish and issue one or more series of Preferred Stock and fix the designations, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereon, including, but not limited to, the fixing of the dividend rights, dividend rate or rates, conversion and exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences, in each case, of any wholly unissued series of shares of Preferred Stock. Any such series may rank junior to, on a parity with or (subject to voting rights) senior to any other such series with respect to dividends, distributions and liquidation, and any such series may have greater or lesser voting rights than any other such series.


    Because the Company is a holding company, its rights, the rights of its creditors and of its shareowners, including the owners of the shares of the Preferred Stock, to participate in any distribution of the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. The principal sources of the Company's revenues are derived from its operating subsidiaries. The subsidiaries are separate and distinct legal entities and, except to the extent, if any, described in a Prospectus Supplement pertaining to particular Offered Securities, will have no obligation, contingent or otherwise, to pay any amounts or to make any funds available to the Company, whether by dividends, loans or other payments. In addition, the payment of dividends and certain loans and advances to the Company by such subsidiaries may be subject to certain statutory or contractual restrictions, are contingent upon the earnings of such subsidiaries and are subject to various business considerations.


    The following description of the Preferred Stock sets forth certain terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The statements below describing the Preferred Stock are in general terms and are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company's Certificate of Incorporation (including the applicable Certificate of Amendment describing a particular series) and By-Laws.


Dividends

    Holders of shares of the Preferred Stock of each series shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the stock books of the Company on such record dates as shall be fixed by the Board of Directors of the Company.

    Dividends on any series of the Preferred Stock may be cumulative or non-cumulative, as provided in the Certificate of Amendment relating to such series and described in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are non-cumulative, then the holders of such series of the Preferred Stock will have no rights to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation at any subsequent time to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.


    If shares of the Preferred Stock of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on the Preferred Stock of the Company of any other series ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock of such series for all dividend periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full upon the shares of Preferred Stock of any series and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon shares of Preferred Stock of such series and any other series of Preferred Stock ranking on a parity as to dividends shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock of such series and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued cumulative dividends per share on the shares of Preferred Stock of such series and such other series of Preferred Stock bear to each other. Unless otherwise provided in an applicable Prospectus Supplement, holders of shares of Preferred Stock of any series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, payable as herein provided, on the Preferred Stock of such series and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Stock of such series which may be in arrears. Except as provided in the second preceding sentence, unless full cumulative dividends on the Preferred Stock of any series have been declared and paid or set apart for payment for all past dividend periods, no dividends (other than in stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation, nor shall any stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation).


    Unless otherwise indicated in an applicable Prospectus Supplement, all series of Preferred Stock offered hereby will be senior in right as to dividends and in liquidation to the Class A Common Stock.

    Any dividend payment made on shares of a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.


Redemption

    The shares of Preferred Stock will be redeemable at the option of the Company, as a whole or in part, at the times and at the redemption prices set forth in the Certificate of Amendment relating to such series and described in the applicable Prospectus Supplement.

    Notwithstanding the foregoing, unless full cumulative dividends on all outstanding shares of any series of Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, no shares of any series of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series or of shares of such other series of Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series, and unless the full cumulative dividends on all outstanding shares of any cumulative Preferred Stock of such series and any other stock of the Company ranking on a parity with such series as to dividends and upon liquidation shall have been paid or contemporaneously are declared and paid for all past dividend periods, the Company shall not purchase or otherwise acquire directly or indirectly any shares of Preferred Stock of such series (except by conversion into or exchange for stock of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation.)

    Unless otherwise indicated in the applicable Prospectus Supplement, notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of shares of Preferred Stock to be redeemed at the address shown on the stock transfer books of the Company. After the redemption date, dividends will cease to accrue on the shares of Preferred Stock called for redemption and all rights of the holders of such shares will terminate, except the right to receive the redemption price without interest.


Liquidation Preference

    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any stock over which a series of Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Company, the holders of such series of Preferred Stock shall be entitled to be paid in full an amount equal to the liquidation preference per share (as set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon. Except as otherwise provided in the Certificate of Amendment relating to such series and described in an applicable Prospectus Supplement, after payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay such amount on all outstanding shares of a series of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of stock of the Company ranking on a parity with such series of Preferred Stock in the distribution of assets, then the holders of such series of Preferred Stock and of all other such classes or series shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

    If such payment shall have been made in full to all holders of shares of such series of Preferred Stock, the remaining assets of the Company shall be distributed among the holders of any other classes or series of stock ranking junior to such series of Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Voting Rights

    Holders of the Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as otherwise provided in the related Certificate of Amendment and described in the applicable Prospectus Supplement.

    Unless otherwise provided in a Prospectus Supplement relating to shares of Preferred Stock, so long as any shares of Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of a majority of the shares of each series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to such series of Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up or reclassify any authorized stock of the Company into any such prior shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such prior shares; or (ii) amend, alter or repeal the provisions of the Company's Certificate of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized shares of Preferred Stock or the creation or issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of such series or of any other series of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of such series, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

    Unless otherwise provided in the related Certificate of Amendment and described in the applicable Prospectus Supplement, the Company's Certificate of Incorporation may be amended to increase the number of authorized shares of Preferred Stock without the vote of the holders of outstanding shares of Preferred Stock.


Conversion and Exchange


    The Prospectus Supplement for any series of Preferred Stock will describe the provisions in the related Certificate of Amendment that set forth the conditions or terms, if any, upon which any such series will be convertible or exchangeable, and the terms of the Company's securities into which such series will be convertible or exchangeable. If the conversion price or terms of exchange for a series of Preferred Stock is subject to adjustment upon the occurrence of certain events, the formulas for such adjustment will be set forth in the related Certificate of Amendment and described in the applicable Prospectus Supplement. Conversion price adjustments or omissions in making such adjustments may, under certain circumstances, be deemed to be distributions that could be taxable as dividends under the Internal Revenue Code.

    Unless otherwise provided in the related Certificate of Amendment and described in the applicable Prospectus Supplement, if a series of Preferred Stock is convertible into another security of the Company("Convertible Preferred Stock"), holders of such Convertible Preferred Stock will have the right, at their option and at any time, to convert any of such Convertible Preferred Stock, initially at the conversion price set forth in the Prospectus Supplement relating to such Convertible Preferred Stock, provided that, if such series of Convertible Preferred Stock is called for redemption, the conversion rights pertaining thereto will terminate at the close of business on the business day immediately preceding the date fixed for redemption. No fractional shares will be issued upon conversion of shares of any series of Convertible Preferred Stock, but if such conversion results in a fraction, an equivalent amount will be paid in cash by the Company on such basis as shall be set forth in the Certificate of Amendment relating to such series and described in the applicable Prospectus Supplement.


    Shares of Preferred Stock surrendered for conversion during the period from the close of business on any regular record date next preceding any dividend payment date to the opening of business on such dividend payment date (except shares of Preferred Stock called for redemption) must be accompanied by payment of an amount equal to the dividend or distribution on such payment date on the shares of Preferred Stock so converted. In the case of any shares of Preferred Stock which have been converted after any regular record date but on or before the next dividend payment date (except shares of Preferred Stock called for redemption within such period), the dividend or distribution payable on such payment date shall be paid notwithstanding such conversion, and such dividend shall be paid or distribution made to the holder of such shares of Preferred Stock on such regular record date. Except as described above, no dividend or distribution on converted shares of Preferred Stock will be payable by the Company on any dividend payment date subsequent to the date of conversion. No other payment or adjustment for dividends or distributions will be made upon conversion.


                        DESCRIPTION OF DEPOSITARY SHARES


         The description set forth below and in any Prospectus Supplement of the material general provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts do not purport to be complete and are subject to and qualified in their entirety by reference to the Deposit Agreement and Depositary Receipts relating to each series of Preferred Stock subject to a Deposit Agreement, which Deposit Agreement (including the form of Depositary Receipt) will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of the Preferred Stock. Further material provisions of the Depositary Shares will be summarized in the Prospectus Supplement relating thereto.


General


         The Company may, at its option, elect to offer fractional shares of Preferred Stock, in which case the Company will offer to the public receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of the Preferred Stock) of a share of a particular series of the Preferred Stock as described below.


         The shares of any series of the Preferred Stock represented by Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") among the Company, a bank or trust company selected by the Company (the "Share Depositary") and the holders from time to time of the

Depositary Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

         The Depositary Shares relating to any series of the Preferred Stock will be evidenced by Depositary Receipts issued pursuant to the related Deposit Agreement. Depositary Receipts will be distributed to those persons purchasing such Depositary Shares in accordance with the terms of the offering made by the related Prospectus Supplement.


         Upon surrender of Depositary Receipts at the office of the Share Depositary and upon payment of the charges provided in the Deposit Agreement and subject to the terms thereof, a holder of Depositary Shares is entitled to have the Share Depositary deliver to such holder the whole shares of Preferred Stock underlying the Depositary Shares evidenced by the surrendered Depositary Receipts.



Dividends and Other Distributions


         The Share Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion, insofar as practicable, to the respective numbers of Depositary Shares evidenced by such Depositary Receipts held by such holders on the relevant record date. The Share Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Share Depositary for distribution to record holders of Depositary Shares then outstanding.


         In the event of a distribution other than in cash, the Share Depositary will distribute such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Depositary Receipts held by such holders on the relevant record date, unless the Share Depositary determines that it is not feasible to make such distribution, in which case the Share Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale of such securities or property.


         The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the Preferred Stock shall be made available to holders of Depositary Shares relating to such Preferred Stock.


         The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by the Company or the Share Depositary on account of taxes and governmental charges.

Redemption of Depositary Shares


         If a series of the Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Share Depositary resulting from the redemption, in whole or in part, of such series of the Preferred Stock held by the Share Depositary. The Share Depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Receipts evidencing the Depositary Shares to be so redeemed at their respective addresses appearing in the Share Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of Preferred Stock plus all money and other property, if any, payable with respect to such Depositary Share, including all amounts payable by the Company in respect of any accumulated but unpaid dividends. Whenever the Company redeems shares of Preferred Stock held by the Share Depositary, the Share Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata (subject to rounding to avoid fractions of Depositary Shares) as may be determined by the Share Depositary.


         After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of Depositary Receipts evidencing such Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which such holders were entitled upon such redemption upon surrender to the Share Depositary of the Depositary Receipts evidencing such Depositary Shares.


Voting of the Preferred Stock


         Upon receipt of notice of any meeting or action to be taken by written consent at or as to which the holders of the Preferred Stock are entitled to vote or consent, the Share Depositary will mail the information contained in such notice of meeting or action to the record holders of the Depositary Receipts evidencing the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Share Depositary as to the exercise of the voting rights or the giving or refusal of consent, as the case may be, pertaining to the number of shares of the Preferred Stock represented by the Depositary Shares evidenced by such holder's Depositary Receipts. The Share Depositary will endeavor, insofar as practicable, to vote, or give or withhold consent with respect to, the maximum number of whole shares of the Preferred Stock represented by all Depositary Shares as to which any particular voting or consent instructions are received, and the Company will agree to take all action which may be deemed necessary by the Share Depositary in order to enable the Share Depositary to do so. The Share Depositary will abstain from voting, or giving consents with respect to, shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing Depositary Shares representing such Preferred Stock.

Amendment and Termination of the Deposit Agreement


         The form of Depositary Receipt evidencing the Depositary Shares relating to any series of Preferred Stock and any provision of the related Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Share Depositary in any respect which they may deem necessary or desirable. However, any amendment which imposes or increases any fees, taxes or charges upon holders of Depositary Shares relating to any series of Preferred Stock or which materially and adversely alters the existing rights of such holders will not be effective unless such amendment has been approved by the record holders of Depositary Shares evidencing at least a majority of such Depositary Shares then outstanding. Notwithstanding the foregoing, no such amendment may impair the right of any holder of Depositary Shares to receive any moneys or other property to which such holder may be entitled under the terms of such Depositary Receipts or the Deposit Agreement at the times and in the manner and amount provided for therein. A Deposit Agreement may be terminated by the Company or the Share Depositary only after (i) all outstanding Depositary Shares relating thereto have been redeemed and any accumulated and unpaid dividends on the Preferred Stock represented by the Depositary Shares, together with all other moneys and property, if any, to which holders of the related Depositary Shares are entitled under the terms of such Depositary Receipts or the related Deposit Agreement, have been paid or distributed as provided in the Deposit Agreement or provision therefor has been duly made, (ii) there has been a final distribution in respect of the Preferred Stock of the relevant series in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of the related Depositary Shares, or distributed to the holders of the related Depositary Receipts, or
(iii) in the event the Depositary Shares relate to a series of Preferred Stock which is convertible into shares of Class A Common Stock or another series of Preferred Stock, all outstanding Depositary Shares have been converted into shares of Class A Common Stock or another series of Preferred Stock.



Miscellaneous


         The Share Depositary will forward to record holders of Depositary Shares, at their respective addresses appearing in the Share Depositary's books, all reports and communications from the Company which are delivered to the Share Depositary and which the Company is required to furnish to the holders of the Preferred Stock or Depositary Shares.


    The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay the charges of the Share Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Receipts evidencing the Depositary Shares, any redemption of the Preferred Stock and any withdrawals of Preferred Stock by the holders of Depositary Shares. Holders of Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

    The Deposit Agreement will contain provisions relating to adjustments in the fraction of a share of Preferred Stock represented by a Depositary Share in the event of a change in par or stated value, split-up, combination or other reclassification of the Preferred Stock or upon any recapitalization, merger or sale of substantially all of the assets of the Company.


    Neither the Share Depositary nor any of its agents nor any registrar nor the Company will be (i) liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement, (ii) subject to any liability under the Deposit Agreement to holders of Depositary Shares other than for the relevant party's gross negligence or willful misconduct, or (iii) obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or the Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by holders of Depositary Shares or other persons in good faith believed to be competent and on documents reasonably believed to be genuine.



Resignation or Removal of Share Depositary

    The Share Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Share Depositary, any such resignation or removal to take effect upon the appointment of a successor Share Depositary and its acceptance of such appointment. Such successor Share Depositary must be appointed within 60 days after delivery of the notice of resignation or removal.


                 OTHER MATTERS APPLICABLE TO THE OFFERED SECURITIES

    On February 9, 1994, the Board of Directors of the Company adopted a Rights Plan (the "Shareowner Rights Plan") which provided for a dividend of one Preferred Share Purchase Right (collectively, the "Rights") to be declared for each share of Class A Common Stock outstanding at the close of business on February 18, 1994 and authorized the issuance of one Right for each share of Class A Common Stock issued thereafter and prior to certain change in control events. The Rights are generally not exercisable until 10 days after a person or group acquires beneficial ownership (as defined) 15% of the Class A Common Stock or announces a tender offer which could result in a person or group beneficially owning 15% or more of the Class A Common Stock (an "Acquisition"). Each Right, should it become exercisable, will entitle the owner to buy 1/100th of a share of the Company's Series A Junior Preferred Stock at an exercise price of $80.00, subject to adjustment.

    In the event of an Acquisition without the approval of the Board, each Right will entitle the owner, other than an Acquirer (as defined), to buy at the Rights' then current exercise price, a number of shares of Class A Common Stock having a market value equal to twice the exercise price. In addition, if at the time when there was a 15% shareowner, the Company were to be acquired by merger, shareowners with unexercised Rights could purchase common stock of the acquirer having a value equal to twice the exercise price of the Rights. The Board may redeem the Rights for $0.01 per Right at any time prior to an Acquisition. Unless earlier redeemed, the Rights will expire on February 18, 2004.

    In addition to the Shareowner Rights Plan, the staggered election of the Company's Board of Directors, the authority to issue Preferred Stock without further shareowner approval, the effect of certain by-laws, the possible impact of the antitrust laws and certain provisions of New Jersey statutes may deter a hostile takeover of the Company.


                              PLAN OF DISTRIBUTION


    The Company may sell the Offered Securities to or through underwriters or dealers, directly to other purchasers, through agents, or through a combination of any such methods of sale. Any such underwriter, dealer or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement or Prospectus Supplements, including any such Supplement distributed for the purpose of providing pricing and other related information (a "Pricing Supplement").

    The distribution of Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    In connection with sales of the Offered Securities, underwriters may receive compensation from the Company or from purchasers of Offered Securities in the form of discounts, concessions or commissions. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.


    Any underwriting compensation paid by the Company to underwriters, dealers or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement or Pricing Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents that participate in the distribution of Offered Securities may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward the payment of certain liabilities, including liabilities under the Securities Act, and to reimbursement for certain expenses.


    If so indicated in a Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase the Offered Securities to which such Prospectus Supplement relates from the Company at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on a specified date or on specified dates in the future. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts.


    Certain of the underwriters, dealers or agents and their affiliates or associates may engage in transactions with and perform services for the Company or one or more of its subsidiaries in the ordinary course of business.

    The specific terms and manner of sale, including the place and time of delivery, of the Offered Securities in respect of which this Prospectus is being delivered will be set forth or summarized in the applicable Prospectus Supplement.


                                   LEGAL MATTERS

    The validity of the Offered Securities will be passed upon for the Company by Lowenstein, Sandler, Kohl, Fisher & Boylan, a Professional Corporation, Roseland, New Jersey.


                                      EXPERTS

    The consolidated financial statements of the Company as of September 30, 1995 and 1994, for the years ended September 30, 1995 and 1994, the one month period ended September 30, 1993, and the year ended August 31, 1993 incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

=============================================         =========================

No dealer, salesman or any other person is
authorized in connection with any offering
made hereby to give any information or to
make any representation other than those
contained or incorporated by reference in
this Prospectus or any Prospectus
Supplement and, if given or made, such                    $400,000,000
information or representation must not be
relied upon as having been authorized.                   BERGEN BRUNSWIG
This Prospectus and any Prospectus                         CORPORATION
Supplement do not constitute an offer to
sell or a solicitation of an offer to buy
any security other than the securities
offered thereby, nor do they constitute an
offer to sell or a solicitation of an
offer to buy any of the securities offered
thereby to ny person in any jurisdiction
in which it is unlawful to make such an
offer or solicitation.  Neither the                        Securities
delivery of this Prospectus or any
Prospectus Supplement nor any sale made
hereunder and thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any date subsequent to the date hereof or thereof.

        -------------------------                     -------------------------
            TABLE OF CONTENTS                                 PROSPECTUS
        -------------------------                     -------------------------

                                      Page
                                      ----
Available Information................  3
Incorporation of Certain Documents
    by Reference.....................  4
The Company..........................  5
Use of Proceeds......................  5
Ratio of Earnings to Fixed Charges...  5
Description of Debt Securities.......  6
Senior Debt Securities............... 15
Subordinated Debt Securities......... 16
Description of Class A Common Stock.. 18
Description of Warrants.............. 19
Description of Preferred Stock....... 22
Description of Depositary Shares..... 27
Other Matters Applicable to the
    Offered Securities............... 31
Plan of Distribution................. 32
Legal Matters........................ 33
Experts.............................. 33

=============================================         =========================

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution
Securities and Exchange Commission registration fee................... $ 137,932
Legal fees and expenses...............................................    75,000
Accounting fees and expenses..........................................    75,000
Printing and engraving expenses.......................................    75,000
Trustees' fees and expenses...........................................    15,000
Rating Agency Fees....................................................   200,000
Miscellaneous expenses................................................    62,068
                                                                       ---------
Total................................................................. $ 640,000
                                                                       =========

All expenses other than the Securities and Exchange Commission registration fee are estimated.

Item 15.  Indemnification of Directors and Officers

    Under the Company's Certificate of Incorporation, every person who is or was a director, officer, employee or agent of the Company and the legal representative of such a person is entitled to receive indemnification from the Company to the fullest extent permitted by law. Under New Jersey law, directors and officers may be indemnified in certain situations, subject to the Company's having taken certain actions and the directors and officers having met certain specified standards of conduct. In addition, in April, 1986, the Company entered into agreements, which were amended on July 3, 1986 (collectively, the "Indemnity Agreement"), to indemnify each of its directors against liabilities and defense costs to the extent that such directors would have been insured under the director and officer liability insurance policies which were in effect on December 31, 1984 (the "1984 Policy"). The 1984 Policy afforded broad coverage for liabilities arising under ERISA and the securities and antitrust laws. The obligation of the Company to indemnify a director under the Indemnity Agreement is limited to $30 million, the maximum coverage available under the 1984 Policy. However, the Indemnity Agreement does not limit a director's right to recover in excess of $30 million from the Company if the director is otherwise entitled to statutory indemnification. The Indemnity Agreement was ratified by the shareowners at the annual meeting held on December 17, 1986.
The Company currently maintains a directors' and officers' insurance policy which provides liability coverage of $30 million.

    In addition, the Company's Certificate of Incorporation eliminates the personal liability of directors and officers to the Company and its shareowners for monetary damages for acts or omissions (including negligent and grossly negligent acts or omissions) in violation of a director's or officer's fiduciary duty of care. The duty of care refers to a fiduciary duty of directors and officers to manage the affairs of the Company with the same degree of care as would be applied by an "ordinarily prudent person under similar circumstances". The provisions of the Company's Restated Certificate of Incorporation which eliminate the personal liability of directors and officers do not, in any way, eliminate or limit the liability of a director or officer for breaching his duty of loyalty (i.e., the duty to refrain from fraud, self-dealing and transactions involving improper conflicts of interest) to the Company or its shareowners, failing to act in good faith, knowingly violating a law or obtaining an improper personal benefit and do not have any effect on the availability of equitable remedies.

     See also the undertakings set forth with respect to Item 17 herein.

Item 16.  Exhibits

     1.1 Form of Underwriting Agreement for Class A Common Stock, Warrants to purchase Class A Common Stock, Debt Securities, Warrants to purchase Debt Securities, Preferred Stock, Warrants to purchase Preferred Stock, Depositary Shares, Warrants to Purchase Depositary Shares and Units.*

     4.1 Restated Certificate of Incorporation, as amended, is incorporated by reference herein to Exhibit 3 to the Registrant's Current Report on Form 8-K dated May 23, 1995.

     4.2 Amended and Restated By-Laws are incorporated by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1995.

     4.3 Rights Agreement, dated as of February 8, 1994, between the Registrant and Chemical Trust Company of California, as Rights Agent, is incorporated by reference herein to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated February 14, 1994.

     4.4  Form of Indenture for Senior Debt Securities (excluding LYONs).*

     4.5  Form of Indenture for Subordinated Debt Securities (excluding LYONs).*

     4.6  Form of Indenture for LYONs (including form of LYON).

     4.7  Form of Senior Debt Security.**

     4.8  Form of Subordinated Debt Security.**

     4.9  Form of Debt Security Warrant Agreement.**

    4.10  Form of Common Stock Warrant Agreement.**

    4.11  Form of Preferred Stock Warrant Agreement.**

    4.12  Form of Depositary Shares Warrant Agreement.**

    4.13  Form of specimen Warrant Certificate for Debt Securities.**

    4.14  Form of specimen Warrant Certificate for Common Stock.**

    4.15  Form of specimen Warrant Certificate for Preferred Stock.**

    4.16 Form of specimen certificate representing shares of Class A Common Stock.**

    4.17  Form of specimen Warrant Certificate for Depositary Shares.**

    4.18  Form of Certificate of Amendment with respect to Preferred Stock.**

    4.19  Form of specimen certificate representing shares of Preferred Stock.**

    4.20  Form of Depositary Agreement (including form of Depositary Receipt).**

     5.1 Opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan as to the validity of Offered Securities.**

    10.1  Form of Amended and Restated Supplemental Executive Retirement Plan.

    10.2  Form of Amended and Restated Capital Accumulation Plan.

    12.1 Computation of Ratio of Earnings to Fixed Charges of the Registrant, as revised.*

    23.1  Consent of Deloitte & Touche LLP.

    23.2 Consent of Lowenstein, Sandler, Kohl, Fisher & Boylan (included in its opinion filed as Exhibit 5.1).

    24.1 Power of Attorney (set forth on the Signature Page of this Registration Statement as initially filed).

    25.1  Statement of Eligibility of Trustee on Form T-1.

_______________
[FN]

*   Filed with this Amendment No. 1.
** If applicable to a particular offering, to be as an exhibit to a report and incorporated herein by reference.



Item 17.  Undertakings

    The undersigned Registrant hereby undertakes:

    A. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.
    Provided, however, that clauses (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by these clauses is contained in periodic reports filed by the Registrant pursuant to
    Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

    B. That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    D. That for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    E. That insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    F. That for purposes of determining any liability under the Act, the information omitted from a form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    G. That for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 19th day of March, 1996.


                                   BERGEN BRUNSWIG CORPORATION



                                   By: /s/ Robert E. Martini
                                      --------------------------
                                        Robert E. Martini
                                        Chairman of the Board




    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registrant's Registration Statement has been signed below by the following persons in the capacities listed below and on the 19th day of March, 1996.

     Signature                           Title
     ---------                           -----

/s/ Robert E. Martini            Chairman of the Board,
-------------------------        Chief Executive Officer
Robert E. Martini                and Director


/s/ Jose E. Blanco, Sr.*         Director
-------------------------
Jose E. Blanco, Sr.


/s/ Rodney H. Brady*             Director
-------------------------
Rodney H. Brady


/s/ John Calasibetta*            Senior Vice President and
----------------------           Director
John Calasibetta


/s/ Neil F. Dimick*              Executive Vice President,
----------------------           Chief Financial Officer,
Neil F. Dimick                   Principal Accounting Officer
                                 and Director

/s/ Charles C. Edwards,M.D.*     Director
----------------------------
Charles C. Edwards, M.D.


/s/ Charles J. Lee*              Director
----------------------
Charles J. Lee


/s/ George R. Liddle*            Director
-----------------------
George R. Liddle


/s/ James R. Mellor*             Director
----------------------
James R. Mellor


/s/George E. Reinhardt, Jr.*     Director
---------------------------
George E. Reinhardt, Jr.


/s/ Donald R. Roden*             President, Chief Operating
--------------------------       Officer and Director
Donald R. Roden


/s/ Francis G. Rodgers*          Director
------------------------
Francis G. Rodgers

[FN]
       *By: /s/ Robert E. Martini
            Robert E. Martini, Attorney-in-Fact

                                 EXHIBIT INDEX


     1.1 Form of Underwriting Agreement for Class A Common Stock, Warrants to purchase Class A Common Stock, Debt Securities, Warrants to purchase Debt Securities, Preferred Stock, Warrants to purchase Preferred Stock, Depositary Shares, Warrants to purchase Depositary Shares and Units.*

     4.1 Restated Certificate of Incorporation, as amended, is incorporated by reference herein to Exhibit 3 to the Registrant's Current Report on Form 8-K dated May 23, 1995.

     4.2 Amended and Restated By-Laws are incorporated by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1995.

     4.3 Rights Agreement, dated as of February 8, 1994, between the Registrant and Chemical Trust Company of California, as Rights Agent, is incorporated by reference herein to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated February 14, 1994.

     4.4  Form of Indenture for Senior Debt Securities (excluding LYONs).*

     4.5  Form of Indenture for Subordinated Debt Securities (excluding LYONs).*

     4.6  Form of Indenture for LYONs (including form of LYON).

     4.7  Form of Senior Debt Security.**

     4.8  Form of Subordinated Debt Security.**

     4.9  Form of Debt Security Warrant Agreement.**

    4.10  Form of Common Stock Warrant Agreement.**

    4.11  Form of Preferred Stock Warrant Agreement.**

    4.12  Form of Depositary Shares Warrant Agreement.**

    4.13  Form of specimen Warrant Certificate for Debt Securities.**

    4.14  Form of specimen Warrant Certificate for Common Stock.**

    4.15  Form of specimen Warrant Certificate for Preferred Stock.**

    4.16 Form of specimen certificate representing shares of Class A Common Stock.**

    4.17  Form of specimen Warrant Certificate of Depositary Shares.**

    4.18  Form of Certificate of Amendment with respect to Preferred
          Stock.**

    4.19 Form of specimen certificate representing shares of Preferred Stock.**

    4.20  Form of Depositary Agreement (including form of Depositary
          Receipt).**

     5.1 Opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan as to the validity of Offered Securities.**

    10.1  Form of Amended and Restated Supplemental Executive Retirement Plan.

    10.2  Form of Amended and Restated Capital Accumulation Plan.

    12.1 Computation of Ratio of Earnings to Fixed Charges of the Registrant, as revised.*

    23.1  Consent of Deloitte & Touche LLP.

    23.2 Consent of Lowenstein, Sandler, Kohl, Fisher & Boylan (included in its opinion filed as Exhibit 5.1).

    24.1 Power of Attorney (set forth on the Signature Page of this Registration Statement as initially filed).

    25.1  Statement of Eligibility of Trustee on Form T-1.
_______________
[FN]

*   Filed with this Amendment No. 1.
** If applicable to a particular offering, to be filed by amendment or to be filed as an exhibit to a report and incorporated herein by reference.